UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2012, Linn Energy, LLC (the “Company”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement (the “Agreement”) to acquire certain oil and gas properties located in the Hugoton Basin area of Southwestern Kansas from BP America Production Company for a contract price of $1.2 billion, subject to closing conditions (the “Hugoton Acquisition”). Pursuant to the terms of the Agreement, the Company made a deposit with the seller equal to $360.0 million. The seller is permitted to retain all or a portion of this deposit for a termination of the agreement under certain circumstances. The Company anticipates the Hugoton Acquisition will close on or before March 30, 2012, and will be financed with net proceeds from a private offering by the Company and its subsidiary, Linn Energy Finance Corp., of $1.5 billion in aggregate principal amount of senior unsecured notes due 2019 (the “Notes Offering”). There can be no assurance that all of the conditions to closing the Hugoton Acquisition will be satisfied.

A copy of the press release announcing the Hugoton Acquisition is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD

On February 27, 2012 the Company updated certain information with respect to its pro forma proved reserves and average daily production to give effect to the Acquisition:

Region	Pro Forma Proved Reserves (Bcfe)(1)	% Natural Gas	% Proved Developed	Actual Average Daily Production for the Year Ended December 31, 2011 (MMcfe/d)
Mid-Continent Deep	1,598	67%	49%	172
Hugoton Acquisition	719	63%	81%	—
Mid-Continent Shallow	665	25%	70%	63
Permian Basin	527	21%	56%	73
Michigan	305	99%	90%	35
California	193	7%	93%	14
Williston Basin	82	9%	48%	12

Total	4,089	52%	64%	369

(1)	Proved reserves for the legacy oil and natural gas assets were calculated on December 31, 2011, the reserve report date, and use a price of $4.12/MMBtu for natural gas and $95.84/Bbl for oil, which represent the unweighted average of the first-day-of-the-month prices for each of the twelve months immediately preceding December 31, 2011. Pro forma proved reserves for the Hugoton Acquisition, which are based on the information provided by the seller, were calculated using a price of $3.86/MMBtu for natural gas and $97.61/Bbl for oil, which represent the unweighted average of the first-day-of-the-month prices for each of the twelve months ending February 1, 2012.

The following table summarizes open hedge positions as of February 27, 2012, and represents, as of such date, derivatives in place through December 31, 2016, on annual production volumes:

	2012	2013	2014	2015	2016
Natural Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	57,330	77,508	86,596	95,630	15,921
Average Price ($/MMBtu)	$5.52	$5.40	$5.43	$5.50	$4.15
Puts:(1)
Hedged Volume (MMMBtu)	50,758	61,232	54,553	56,743	23,958
Average Price ($/MMBtu)	$5.52	$5.52	$5.00	$5.00	$5.00
Total:
Hedged Volume (MMMBtu)	108,088	138,740	141,149	152,373	39,879
Average Price ($/MMBtu)	$5.52	$5.45	$5.26	$5.32	$4.66
Oil Positions:
Fixed Price Swaps:(2)
Hedged Volume (MBbls)	7,479	9,033	9,034	9,581	—
Average Price ($/Bbl)	$97.37	$98.05	$95.39	$98.25	$—
Puts:
Hedged Volume (MBbls)	2,010	2,300	—	—	—
Average Price ($/Bbl)	$100.00	$100.00	$—	$—	$—
Total:
Hedged Volume (MBbls)	9,489	11,333	9,034	9,581	—
Average Price ($/Bbl)	$97.93	$98.44	$95.39	$98.25	$—
Natural Gas Basis Differential Positions:(3)
Panhandle Basis Swaps:
Hedged Volume (MMMBtu)	44,298	57,871	59,495	67,343	—
Hedged Differential ($/MMBtu)	$(0.69)	$(0.67)	$(0.34)	$(0.34)	$—
MichCon Basis Swaps:
Hedged Volume (MMMBtu)	7,315	9,600	9,490	9,344	—
Hedged Differential ($/MMBtu)	$0.12	$0.10	$0.08	$0.06	$—
Permian Basis Swaps:
Hedged Volume (MMMBtu)	3,410	4,636	4,891	5,074	—
Hedged Differential ($/MMBtu)	$(0.19)	$(0.20)	$(0.21)	$(0.21)	$—
Oil Timing Differential Positions:
Trade Month Roll Swaps:(4)
Hedged Volume (MBbls)	5,082	6,315	6,315	840	—
Hedged Differential ($/Bbl)	$0.21	$0.21	$0.21	$0.17	$—

(1)	Includes certain outstanding natural gas puts of approximately 7,964 MMMBtu for the year ended December 31, 2012, 10,570 MMMBtu for each of the years ending December 31, 2013, December 31, 2014, and December 31, 2015, and 10,599 MMMBtu for the year ended December 31, 2016, used to hedge revenues associated with NGL production.
(2)	Includes certain outstanding fixed price oil swaps on 14,750 Bbls of daily production which may be extended annually at a price of $100.00 per Bbl for each of the years ending December 31, 2016,

December 31, 2017, and December 31, 2018, if the counterparties determine that the strike prices are in-the-money on a designated date in each respective preceding year. The extension for each year is exercisable without respect to the other years.

(3)	Settle on the respective pricing index to hedge basis differential associated with natural gas production.

(4)	We hedge the timing risk associated with the sales price of oil in the Mid-Continent Deep, Mid-Continent Shallow and Permian Basin regions. In these regions, we generally sell oil for the delivery month at a sales price based on the average NYMEX price of light crude oil during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month and the following month during the period when the delivery month is prompt (the “trade month roll”).

This current report includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the Acquisition, Notes Offering and future distribution coverage ratios and other guidance included in this report. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to market conditions, satisfaction of closing conditions, the Company’s financial performance and results, future equity issuances, changes in distribution levels and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events

On February 27, 2012, the Company issued a press release announcing the Hugoton Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

On February 27, 2012, the Company issued a press release announcing the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Linn Energy, LLC dated February 27, 2012.

99.2	Press Release of Linn Energy, LLC dated February 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: February 28, 2012	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President and General Counsel